UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14 A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐Preliminary Proxy Statement

☐Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐Definitive Proxy Statement

☒Definitive Additional Materials

☐Soliciting Material under §240.14a-12

FORTUNE BRANDS INNOVATIONS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒No fee required

☐Fee paid previously with preliminary materials

☐Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i) and 0-11

Logo FORTUNE BRANDS INNOVATIONS, INC. ATTN: CORPORATE SECRETARY 520 LAKE COOK ROAD DEERFIELD, IL 60015-5611 V62110-P25737 Your Vote Counts! FORTUNE BRANDS INNOVATIONS, INC. 2025 Annual Meeting Vote by May 13, 2025 11:59 PM EDT. For shares held through a Company Plan, vote by May 11, 2025 11:59 PM EDT. You invested in FORTUNE BRANDS INNOVATIONS, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 14, 2025. Get informed before you vote View the Fortune Brands Innovations, Inc. Proxy Statement and Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 30, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an e-mail to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote in Person at the Meeting* May 14, 2025 8:00 a.m. (CDT) 520 Lake Cook Road Starlight Café Entrance Deerfield, Illinois 60015 *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends Proposal 1 - Election of Class II Directors: 1a. Amit Banati For 1b. Irial Finan For 1c. Susan Kilsby For Proposal 2 - Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2025. For Proposal 3 - Advisory vote to approve named executive officer compensation. For Proposal 4 - If properly presented, a stockholder proposal to eliminate supermajority voting requirements. None NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V62111-P25737